                                                                      Exhibit 21

                         PACIFICARE HEALTH SYSTEMS, INC.

                              LIST OF SUBSIDIARIES


     NAME OF SUBSIDIARY                           STATE OF INCORPORATION
     ------------------                           ----------------------

California Dental Health Plan                          California
Clinica Pasteur, Inc.                                  Florida
COMPREMIER, Inc.                                       California
Covantage, Inc.                                        Delaware
CRM Insurance Services, Inc.                           California
Dental Plan Administrators                             California
Interstate Medical Equipment, Inc.                     Florida
Oregon Health Management Company                       California
PacifiCare Administrative Services, Inc.               California
PacifiCare Administrative Services of Florida, Inc.    Florida
PacifiCare Behavioral Health, Inc.                     Delaware
PacifiCare Behavioral Health of California, Inc.       Delaware
PacifiCare Benefit Administrators, Inc.                Washington
PacifiCare Life and Health Insurance Company           Indiana
PacifiCare Life Insurance Company                      Arizona
PacifiCare Military Health Systems, Inc.               Delaware
PacifiCare of California                               California
PacifiCare of Florida, Inc.                            Florida
PacifiCare of Oklahoma, Inc.                           Oklahoma
PacifiCare of Oregon, Inc.                             Oregon
PacifiCare of Texas, Inc.                              Texas
PacifiCare of Washington, Inc.                         Washington
PacifiCare Pharmacy Centers, Inc.                      California
PacifiCare Ventures, Inc.                              California
PacifiCare Wellness Company                            California
PacifiClinic, P.C.                                     Oregon
PC-CWD Vista Associates                                California
Pasteur Delivery Systems, Inc.                         Florida
Pasteur Systems, Inc.                                  Florida
Secure Horizons USA, Inc.                              California